UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 6, 2016

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On October 6, 2016, Florida Power & Light Company (FPL) and three of the intervenors in FPL's base rate proceeding (the Office of Public Counsel, the South Florida Hospital and Healthcare Association and the Florida Retail Federation) (such intervenors,collectively, the participating intervenors) filed with the Florida Public Service Commission (FPSC) a joint motion for the FPSC to approve a stipulation and settlement signed by those parties (proposed 2016 rate agreement) that would resolve all matters in FPL's pending base rate proceeding and related dockets.

Key elements of the proposed 2016 rate agreement, which would be effective from January 2017 through December 2020, include the following:

•	New retail base rates and charges would be established resulting in the following increases in annualized retail base revenues commencing as follows:

◦	$400 million beginning January 1, 2017,

◦	$211 million beginning January 1, 2018, and

◦	$200 million when the Okeechobee Clean Energy Center achieves commercial operation, which is expected to occur in mid-2019.

•
In addition, FPL will receive, subject to conditions specified in the proposed 2016 rate agreement, base rate increases associated with the addition of up to 300 megawatts annually of new solar generation in each of 2017 through 2020, and can carry forward any unused megawatts to subsequent years. FPL will be required to demonstrate that any proposed solar facilities are cost effective and has agreed to an installed cost cap of $1,750 per kilowatt.

•
FPL's allowed regulatory return on common equity (regulatory ROE) would be 10.55%, with a range of 9.60% to 11.60%. If FPL's earned regulatory ROE were to fall below 9.60%, FPL could seek retail base rate relief. If the earned regulatory ROE were to rise above 11.60%, any party other than FPL could seek a review of FPL's retail base rates.

•
Subject to certain conditions, FPL could amortize, over the term of the proposed 2016 rate agreement, up to $1.0 billion of depreciation reserve surplus plus any depreciation reserve surplus remaining under FPL's 2012 rate agreement at the end of 2016 , provided that in any year of the proposed 2016 rate agreement, FPL would amortize at least enough reserve to maintain a 9.60% earned regulatory ROE but would not amortize any reserve that would result in an earned regulatory ROE in excess of 11.60%.

•
Future storm restoration costs would be recoverable on an interim basis beginning 60 days from the filing of a cost recovery petition, but capped at an amount that could produce a surcharge of no more than $4 for every 1,000 kilowatt-hour of usage on residential bills during the first 12 months of cost recovery. Any additional costs would be eligible for recovery in subsequent years. If storm restoration costs were to exceed $800 million in any given calendar year, FPL could request an increase to the $4 surcharge.

The proposed 2016 rate agreement would not become effective unless approved by the FPSC. In the October 6, 2016 filing, FPL and the participating intervenors requested that the FPSC rule on the 2016 rate agreement such that new rates can be implemented by January 1, 2017.

The foregoing summary is qualified in its entirety by the provisions of the proposed 2016 rate agreement, a copy of which (excluding exhibits) is filed as Exhibit 99 to this Current Report on Form 8-K, and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibit is being filed pursuant to Item 8.01 herein.

Exhibit Number	Description	NextEra Energy, Inc.	FPL
99	Stipulation and Settlement Agreement dated October 6, 2016	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  October 6, 2016

NEXTERA ENERGY, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel of NextEra Energy, Inc. and Executive Vice President of Florida Power & Light Company

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